Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 8th day of November, 2009, by and between CATALYST PHARMACEUTICAL PARTNERS, INC., a Delaware corporation (“Company”), and PATRICK J. MCENANY (“Employee”).

Preliminary Statements

A. The parties have previously entered into that certain Employment Agreement effective as of November 8, 2006 (the “Original Agreement”), as previously amended by that First Amendment to Employment Agreement effective as of December 19, 2008 (the “First Amendment,” and collectively with the Original Agreement, the “Employment Agreement”). Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Employment Agreement.

B. The parties wish to further amend the Employment Agreement to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Extension of Agreement. The outside date of the Term of the Employment Agreement is extended for a two-year period from the “third anniversary of the Effective Date” until the “fifth anniversary of the Effective Date” (November 8, 2011). Except as noted in paragraph 2 below, all references in the Employment Agreement to the “third anniversary of the Effective Date” shall be deemed by this Amendment to now refer to the “fifth anniversary of the Effective Date.”

2.	Modification of Sections 7.5.2 and 7.6.2. Sections 7.5.2 and 7.6.2 of the Employment Agreement are hereby amended to remove all references from such sections to the “third anniversary of the Effective Date.” The periods set forth in each such section during which Employee will receive severance compensation as provided in such sections shall now be 12 months (for a termination without Cause or a termination for Good Reason) and 24 months (for a termination without Cause following a Change of Control or a termination for Good Reason following a Change of Control), respectively, from the date of termination, all of which shall be paid on the terms and in the manner set forth in such sections of the Employment Agreement.

3.	Employment Agreement Remains in Effect. Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect.

4.	Counterparts. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date set forth above.

CATALYST PHARMACEUTICAL
PARTNERS, INC., a Delaware corporation

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and Chief Financial Officer

EMPLOYEE:

/s/ Patrick J. McEnany
Patrick J. McEnany

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